Exhibit 99.1

NEWS RELEASE
Contact:	Martina Bar Kochva	48 South Service Road Melville, NY 11747 (631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS THIRD QUARTER RESULTS

AND ANNOUNCES SHARE PURCHASE AUTHORIZATION

Melville, New York, Thursday, January 8, 2015…..Park Electrochemical Corp. (NYSE-PKE) reported net sales of $34,679,000 for the third quarter ended November 30, 2014 compared to net sales of $39,678,000 for the third quarter ended December 1, 2013. Park’s net sales for the nine months ended November 30, 2014 were $125,845,000 compared to net sales of $127,613,000 for the nine months ended December 1, 2013.

Park reported net earnings before special items of $2,433,000 for the third quarter ended November 30, 2014 compared to net earnings of $4,721,000 for the third quarter of last year. During the third quarter ended November 30, 2014, the Company recorded pre-tax restructuring charges of $496,000 in connection with cost reduction initiatives in the United States and $140,000 related to the closure in fiscal year 2013 of its Nelco Technology (Zhuhai FTZ) Ltd. facility located in the Free Trade Zone in Zhuhai, China and the closure in fiscal year 2009 of its New England Laminates Co., Inc. facility located in Newburgh, New York. Accordingly, net earnings were $2,031,000 for the third quarter ended November 30, 2014.

For the nine-month period ended November 30, 2014, Park reported net earnings before special items of $16,027,000 compared to net earnings before special items of $15,833,000 for the last fiscal year’s first nine-month period. The nine-month period ended November 30, 2014 included pre-tax restructuring charges of $496,000 in connection with the cost reduction initiatives mentioned above and $490,000 related to the facility closures mentioned above. In addition, the Company recorded a pre-tax charge of $260,000 during the nine-month period ended November 30, 2014 for additional fees incurred in connection with the 2014 fiscal year-end audit. The nine-month period ended December 1, 2013 included a tax benefit of $2,181,000 in connection with a tax refund related to amended federal income tax returns and pre-tax restructuring charges of $319,000 related to the Zhuhai facility closure mentioned above. Accordingly, net earnings were $15,202,000 for the nine-month period ended November 30, 2014 compared to net earnings of $17,695,000 for the nine-month period ended December 1, 2013.

Park reported basic and diluted earnings per share before special items of $0.12 for the third quarter ended November 30, 2014 compared to basic and diluted earnings per share before special items of $0.23 for last year’s third quarter. Basic and diluted earnings per share were $0.10 for the third quarter ended November 30, 2014 compared to basic and diluted earnings per share of $0.23 for last year’s third quarter.

Park reported basic and diluted earnings per share before special items of $0.77 and $0.76, respectively, for the nine months ended November 30, 2014 compared to basic and diluted earnings per share before special items of $0.76 for the nine months ended December 1, 2013. Basic and diluted earnings per share were $0.73 and $0.72, respectively, for the nine months ended November 30, 2014 compared to basic and diluted earnings per share of $0.85 for the nine months ended December 1, 2013.

The Company also announced that its Board of Directors has authorized the Company’s purchase, on the open market and in privately negotiated transactions, of up to 1,250,000 shares of its Common Stock, representing approximately 6% of the Company’s 20,945,634 total outstanding shares as of the close of business on January 7, 2015. This authorization supersedes the unused prior Board of Directors’ authorizations to purchase shares of the Company’s Common Stock. Purchases by the Company pursuant to this Board of Directors’ authorization may occur immediately and from time to time in the future. Shares purchased by the Company will be retained as treasury stock and will be available for use under the Company’s stock option plan and for other corporate purposes. Any such share purchases by the Company would be in addition to the Company’s prior returns of capital to its shareholders in the form of regular and special cash dividends of $14.30 per share and a total of approximately $294 million since the 2005 fiscal year and any regular or special cash dividends which may be paid by the Company in the future. The Company has paid a regular cash dividend every quarter since 1985.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada and (765) 507-2654 in other countries and the required passcode is 60182608.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Wednesday, January 14, 2015. The conference call replay can be accessed by dialing (855) 859-2056 in the United States and Canada and (404) 537-3406 in other countries and entering passcode 60182608 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as restructuring charges and tax benefits. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure and high-end computing markets and advanced composite materials, parts and assemblies and low volume tooling for the aerospace markets. Park’s core capabilities are in the areas of polymer chemistry formulation and coating technology. The Company’s manufacturing facilities are located in Singapore, France, Kansas, Arizona and California. The Company also maintains R&D facilities in Arizona, Kansas and Singapore.

Additional corporate information is available on the Company’s web site at www.parkelectro.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			39 Weeks Ended
	11/30/14	12/1/13	8/31/14	11/30/14	12/1/13
Sales	$34,679	$39,678	$42,349	$125,845	$127,613

Net Earnings before Special Items[1]	$2,433	$4,721	$5,015	$16,027	$15,833
Special Items net of Tax	(402)	-	(60)	(825)	1,862
Net Earnings	$2,031	$4,721	$4,955	$15,202	$17,695

Basic and Diluted Earnings per Share:
Basic Earnings before Special Items[1]	$0.12	$0.23	$0.24	$0.77	$0.76
Special Items	(0.02)	-	-	(0.04)	0.09
Basic Earnings (Loss) per Share	$0.10	$0.23	$0.24	$0.73	$0.85

Diluted Earnings before Special Items[1]	$0.12	$0.23	$0.24	$0.76	$0.76
Special Items	(0.02)	-	-	(0.04)	0.09
Diluted Earnings (Loss) per Share	$0.10	$0.23	$0.24	$0.72	$0.85

Weighted Average Shares Outstanding:
Basic	20,947	20,857	20,925	20,917	20,840
Diluted	20,989	20,917	21,029	21,002	20,871

1 Refer to "Detailed operating information" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	11/30/2014	3/2/2014
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$285,307	$270,356
Accounts Receivable, Net	20,975	22,881
Inventories	14,197	13,871
Prepaid Expenses and Other Current Assets	3,105	4,132
Total Current Assets	323,584	311,240

Fixed Assets, Net	27,362	29,674
Restricted Cash	25,000	25,000
Other Assets	12,866	11,179
Total Assets	$388,812	$377,093

Liabilities and Shareholders' Equity
Current Liabilities
Current Portion of Long-Term Debt	$17,500	$10,000
Accounts Payable	4,622	6,109
Accrued Liabilities	5,686	5,139
Income Taxes Payable	4,321	2,995
Total Current Liabilities	32,129	24,243

Long-Term Debt	86,500	94,000
Deferred Income Taxes	58,124	58,124
Other Liabilities	261	183
Total Liabilities	177,014	176,550

Shareholders’ Equity	211,798	200,543
Total Liabilities and Shareholders' Equity	$388,812	$377,093

Additional information
Equity per Share	$10.11	$9.60
Total Cash, Restricted Cash and Marketable Securities	$310,307	$295,356

Detailed operating information (in thousands – unaudited):

	13 Weeks Ended November 30, 2014			13 Weeks Ended December 1, 2013			13 Weeks Ended August 31, 2014
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Net Sales	$34,679		$34,679	$39,678		$39,678	$42,349		$42,349
Cost of Sales	26,081		26,081	28,640		28,640	30,178		30,178
%	75.2%		75.2%	72.2%		72.2%	71.3%		71.3%

Gross Profit	8,598		8,598	11,038		11,038	12,171		12,171
%	24.8%		24.8%	27.8%		27.8%	28.7%		28.7%

Selling, General & Administrative Expenses	5,754	-	5,754	6,106		6,106	6,252	-	6,252
%	16.6%		16.6%	15.4%		15.4%	14.8%		14.8%

Restructuring Charge	636	(636)	-	-	-	-	83	(83)	-
%	1.8%		0.0%	0.0%		0.0%	0.2%		0.0%

Earnings from Operations	2,208	636	2,844	4,932	-	4,932	5,836	83	5,919
%	6.4%		8.2%	12.4%		12.4%	13.8%		14.0%

Interest Income	222		222	139		139	226		226
%	0.6%		0.6%	0.4%		0.4%	0.5%		0.5%

Interest Expense	361		361	187		187	360		360
%	1.0%		1.0%	0.5%		0.5%	0.9%		0.9%

Net Interest Expense	(139)		(139)	(48)		(48)	(134)		(134)
%	-0.4%		-0.4%	-0.1%		-0.1%	-0.3%		-0.3%

Earnings before Income Taxes	2,069	636	2,705	4,884	-	4,884	5,702	83	5,785
%	6.0%		7.8%	12.3%		12.3%	13.5%		13.7%

Income Tax (Benefit) Provision	38	234	272	163	-	163	747	23	770
Effective Tax Rate	1.8%		10.1%	3.3%		3.3%	13.1%		13.3%

Net Earnings	2,031	402	2,433	4,721	-	4,721	4,955	60	5,015
%	5.9%		7.0%	11.9%		11.9%	11.7%		11.8%

Detailed operating information (in thousands – unaudited), continued:

	39 Weeks Ended November 30, 2014			39 Weeks Ended December 1, 2013
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Net Sales	$125,845		$125,845	$127,613		$127,613
Cost of Sales	88,147		88,147	89,963		89,963
%	70.0%		70.0%	70.5%		70.5%

Gross Profit	37,698		37,698	37,650		37,650
%	30.0%		30.0%	29.5%		29.5%

Selling, General & Administrative Expenses	18,602	(260)	18,342	18,703		18,703
%	14.8%		14.6%	14.7%		14.7%

Restructuring Charge	986	(986)	-	319	(319)	-
%	0.8%		0.0%	0.2%		0.0%

Earnings from Operations	18,110	1,246	19,356	18,628	319	18,947
%	14.4%		15.4%	14.6%		14.8%

Interest Income	595		595	284		284
%	0.5%		0.5%	0.2%		0.2%

Interest Expense	1,074		1,074	543		543
%	0.9%		0.9%	0.4%		0.4%

Net Interest Expense	(479)		(479)	(259)		(259)
%	-0.4%		-0.4%	-0.2%		-0.2%

Earnings before Income Taxes	17,631	1,246	18,877	18,369	319	18,688
%	14.0%		15.0%	14.4%		14.6%

Income Tax Provision	2,429	421	2,850	674	2,181	2,855
Effective Tax Rate	13.8%		15.1%	3.7%		15.3%

Net Earnings	15,202	825	16,027	17,695	(1,862)	15,833
%	12.1%		12.7%	13.9%		12.4%